UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2011

KNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32647	58-2424258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 O.G. Skinner Drive, West Point, Georgia 31833

(Addresses of Principal Executive Offices, including Zip Code)

(706) 645-8553

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2011, the Board of Directors (the “Board”) of Knology, Inc. (the “Company”) approved and adopted amended and restated bylaws (the “Bylaws”), effective July 29, 2011.

Notice of Stockholder Nominations and Other Business Proposals

A new Section 2.12 to the Bylaws provides that nominees for election to the Board and proposals for other business matters at annual stockholder meetings may be made only pursuant to the Company’s notice of meeting, by or at the direction of the Board, any committee of the Board or by stockholders. The section further provides that proposals for other business matters at special stockholder meetings may be made only pursuant to the Company’s notice of meeting and that nominees for election to the Board at special stockholders meetings may be made only pursuant to the Company’s notice of meeting, by or at the direction of the Board, any committee of the Board or by stockholders. Section 2.12 additionally sets forth advance notice procedures for stockholders to nominate directors for election at annual and special stockholder meetings, as well as procedures and advance notice requirements for stockholder proposals for other business matters at annual and special stockholder meetings. The provisions of Section 2.12 includes timely notice to the Company Secretary of such nominations or proposals, specific requirements as to the form and content of the stockholder’s notice, and detailed disclosures regarding the stockholder’s ownership and voting interests in Company securities, including derivatives, hedged positions and other economic and voting interests, as well as descriptions of all agreements, arrangements and understandings between the proposing stockholder and any other persons acting in concert.

As a result of these Bylaw amendments, stockholders intending to propose a director candidate to be considered and voted on at any annual meeting of stockholders or to present other business (other than in compliance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended) before any annual meeting must deliver written notice thereof to the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting; provided, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, notice by a stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement is first made of the date of the annual meeting. The Bylaws also establish notice procedures for nominations and proposals in connection with special meetings of stockholders.

Indemnification and Advance Payment of Expenses

Section 6.1 of the Bylaws was amended by adding a paragraph that provides that no amendment, modification or rescission of such section shall in any way adversely affect the rights of a director or officer to indemnification or the advancement of expenses with respect to an act or omission arising prior to the amendment, modification or rescission.

Electronic Communications

Sections 2.1 (Place of Meetings), 2.4 (Notice of Meetings), 2.5 (Waivers of Notice), 2.7 (List of Stockholders), 2.10 (Required Vote), 3.5.2 (Special Meetings), 3.5.5 (Waiver of Notice of Meeting (By Director)) and 4.11 (Term of Office) of the Bylaws were amended to provide for the use of electronic communications or transmissions of information where permitted by law, including permitting stockholder meetings to be held entirely by remote communication without any physical location at the discretion of the Board, which allows stockholders to participate by remote communication and submit votes by electronic transmission.

Miscellaneous

The Board also approved and adopted certain conforming changes to the Bylaws.

The above summary of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, filed as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Knology, Inc., dated July 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOLOGY, INC.

By:	/s/ Chad S. Wachter
Chad S. Wachter
General Counsel, Vice President and Secretary

Date: August 4, 2011

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Knology, Inc., dated July 29, 2011.